Exhibit 99.1

TRW Automotive
News Release	12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864

TRW Reports Fourth Quarter and Full Year 2013 Financial Results

•                  Record fourth quarter sales of $4.5 billion, an increase of 12% compared to the prior year; record full year sales of $17.4 billion, an increase of 6% compared to 2012.

•                  Fourth quarter GAAP net earnings of $3.00 per diluted share; full year GAAP net earnings of $7.85 per diluted share.

•                  Excluding special items, fourth quarter net earnings of $1.84 per diluted share (up 19%); full year net earnings of $6.89 per diluted share (up 12%).

•                  Fourth quarter free cash flow (cash flow from operating activities less capital expenditures) of $562 million; 2013 full year free cash flow of $391 million (up 17%).

•                  Returned $520 million to shareholders through share repurchases in 2013.

LIVONIA, MICHIGAN, February 14, 2014 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth quarter 2013 financial results with sales of $4.5 billion, an increase of 12% compared to the prior year period.  The Company reported GAAP fourth quarter net earnings of $363 million or $3.00 per diluted share, which compares to net earnings of $419 million or $3.26 per diluted share in the prior year period.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported fourth quarter 2013 net earnings of $222 million, or $1.84 per diluted share, an increase of 19% compared to last year’s fourth quarter earnings of $1.55 per diluted share.

The Company’s full year 2013 sales grew to a record $17.4 billion, an increase of 6% compared to 2012.  For the year, GAAP net earnings were $970 million, or $7.85 per diluted share.  Similar to the Company’s quarterly results, both the 2013 and 2012 full year results contain special items.  Excluding special items, the Company reported full year 2013 net earnings of $850 million, or $6.89 per diluted share, an increase of 12% compared to 2012 earnings of $6.14 per diluted share.

“2013 was another successful year for TRW as the Company set a new record for sales, increased cash generation, and demonstrated its ongoing commitment to enhancing shareholder value by increasing its share repurchase program to $2 billion,” said John C. Plant, Chairman and Chief Executive Officer.  “TRW’s successes in 2013 highlight the Company’s strong market position as our achievements were accomplished against a backdrop of challenging economic conditions, especially in our largest market, Europe.”

Fourth Quarter 2013

The Company reported fourth quarter 2013 sales of $4.5 billion, an increase of $464 million from the prior year period.  The higher level of sales was driven by increasing demand for TRW’s innovative technologies, higher vehicle production volumes, and the positive impact of currency movements between the two periods.

The Company’s fourth quarter 2013 operating income was $300 million, compared with $155 million in the 2012 period.  The 2013 period included restructuring and asset impairment charges totaling $23 million and a net charge of $13 million relating to certain pension and other post retirement benefit matters, primarily lump sum pension and retiree medical buyouts made to certain of our U.S. employees.  The 2012 period included restructuring and asset impairment charges totaling $88 million and a net charge of $52 million relating to certain pension and other post retirement benefit matters.  Excluding these special items from both periods, operating income for the fourth quarter was $336 million (margin of 7.5%), which compares to $295 million (margin of 7.3%) in the prior year period.

Net interest expense for the fourth quarter of 2013 totaled $35 million, which compares to $29 million in the 2012 period.  In addition, a net loss on retirement of debt totaling $15 million was recognized in the fourth quarter of 2013.

A tax benefit of $107 million was recognized in the fourth quarter of 2013, which compares to a tax benefit of $286 million in the prior year.  Both the 2013 and 2012 periods include special tax items.  In 2013, net special tax items totaling $185 million were recognized primarily relating to the recognition of available foreign tax credits and the impact of various tax law changes.  The 2012 period included $360 million of net special tax items primarily relating to changes in TRW’s overall deferred tax position as a result of tax planning initiatives and the reversal of the Company’s valuation allowance on deferred tax assets in Canada.

The Company reported 2013 fourth quarter GAAP net earnings of $363 million, or $3.00 per diluted share, which compares to GAAP net earnings of $419 million, or $3.26 per diluted share in the 2012 period.

Excluding special items, the Company reported fourth quarter 2013 net earnings of $222 million, or $1.84 per diluted share, which compares to net earnings of $199 million or $1.55 per diluted share in the 2012 period.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $447 million in the fourth quarter of 2013, compared to the prior year level of $404 million.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Full Year 2013

The Company reported record 2013 sales of $17.4 billion, an increase of $991 million compared to prior year sales.  The increase in sales resulted primarily from a higher level of demand for TRW’s broad array of active and passive safety products and improved vehicle production volumes in North America and China.

For full year 2013, the Company reported operating income of $1,227 million which compares to $1,085 million in the prior year.  Both 2013 and 2012 included special items including restructuring and asset impairment charges and net charges relating to certain pension and other post retirement benefit matters, primarily lump sum pension and retiree medical buyouts made to certain of our U.S. employees, former employees and retirees.  Excluding these items from both periods, the Company reported operating income of $1,306 million (margin of 7.5%) in the 2013 period, which compares to $1,232 million (margin of 7.5%) in 2012.  The positive profit contribution from the higher level of sales was partially offset by several factors including planned increases in costs to support future growth.

Net interest expense for 2013 totaled $132 million, which compares to $111 million in the prior year period.  In addition, the 2013 period included a net loss on retirement of debt totaling $20 million, compared with 2012, which recognized a net loss on retirement of debt totaling $6 million.

A tax expense of $114 million was recognized in 2013, which compares to a tax benefit of $33 million in the prior year.  Excluding the tax benefits related to the special items previously noted in both years, tax expense was $326 million and $340 million for 2013 and 2012, respectively.

The Company reported 2013 GAAP net earnings of $970 million, or $7.85 per diluted share, which compares to GAAP net earnings of $1,008 million, or $7.83 per diluted share in the prior year period.

Excluding special items, the Company reported 2013 net earnings of $850 million, or $6.89 per diluted share, which compares to net earnings of $788 million or $6.14 per diluted share in 2012.

Adjusted EBITDA totaled $1,738 million in 2013, compared to $1,648 million in the prior year.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

Fourth quarter 2013 net cash flow provided by operating activities totaled $886 million, which compares to $711 million in the fourth quarter of 2012.  Capital expenditures were $324 million in the current quarter compared to $298 million last year.  Fourth quarter free cash flow (cash flow from operating activities less capital expenditures) was $562 million, compared to $413 million in the prior year quarter.

During the fourth quarter of 2013, TRW used approximately $60 million of cash to repurchase over 1.0 million shares of its common stock and $214 million of cash to retire $205 million of face value senior notes.  In addition, the Company completed a $400 million notes offering during the quarter in anticipation of bond debt maturing in March 2014.

For full year 2013, net cash provided by operating activities was $1,126 million, which compares to $956 million in 2012.  Capital expenditures were $735 million in 2013,

which compares to $623 million last year.  For 2013, free cash flow was a positive $391 million, compared to $333 million in 2012.

During 2013, TRW used approximately $520 million of cash to repurchase over 7.5 million shares of its common stock and $309 million of cash to retire $296 million of face value senior notes.  In addition, $26 million of exchangeable notes were converted into Company stock during 2013.

As of December 31, 2013, the Company had $2,114 million of debt and $1,729 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $385 million.  The $652 million increase in total gross debt compared to year end 2012 primarily reflects the Company’s two bond offerings completed during the year.  In addition to enabling the Company to call and retire certain of its higher cost debt in 2013, the proceeds from the offerings provide flexibility ahead of $467 million of face value bond debt maturing in March 2014.

2014 Outlook

TRW’s planning assumptions for industry production volumes in 2014 are approximately 16.8 million units in North America and 19.5 million units in Europe, up 4% and 1%, respectively, compared to 2013 levels.  The Company continues to expect expansion in vehicle production volumes in China and rest of world regions.  Based on these production levels, the negative impact of lost sales related to the exit of certain of our businesses within our North American brake component and assembly operations, and the Company’s expectations for foreign currency exchange rates, full year 2014 sales are expected to range between $17.3 and $17.6 billion, with first quarter sales expected to be approximately $4.3 billion.

Fourth Quarter and Full Year 2013 Conference Call

The Company will host its fourth quarter conference call at 8:30 a.m. (Eastern time) today, Friday, February 14th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks.  To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 31031760.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income, tax expense and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (our “Form 10-K”) and our Reports on Form 10-Q for the fiscal quarters ended March 29, 2013, June 28, 2013, and September 27, 2013, such as: economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, materially adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur material losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited) for the three months ended December 31, 2013 and December 31, 2012	A2

Consolidated Statements of Earnings for the years ended December 31, 2013 (unaudited) and December 31, 2012	A3

Consolidated Balance Sheets as of December 31, 2013 (unaudited) and December 31, 2012	A4

Consolidated Statements of Cash Flows for the years ended December 31, 2013 (unaudited) and December 31, 2012	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months and years ended December 31, 2013 and December 31, 2012	A6

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended December 31, 2013	A7

• For the year ended December 31, 2013	A8

• For the three months ended December 31, 2012	A9

• For the year ended December 31, 2012	A10

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the periods ended March 29, 2013, June 28, 2013, and September 27, 2013, and the August 1, 2013 Current Report on Form 8-K, each of which were filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended December 31,
(In millions, except per share amounts)	2013	2012

Sales	$4,496	$4,032
Cost of sales	3,974	3,607
Gross profit	522	425
Administrative and selling expenses	195	197
Amortization of intangible assets	4	3
Restructuring charges and asset impairments	23	88
Other income — net	—	(18)
Operating income	300	155
Interest expense — net	35	29
Loss on retirement of debt — net	15	—
Equity in earnings of affiliates, net of tax	(11)	(11)
Earnings before income taxes	261	137
Income tax benefit	(107)	(286)
Net earnings	368	423
Less: Net earnings attributable to noncontrolling interest, net of tax	5	4
Net earnings attributable to TRW	$363	$419

Basic earnings per share:
Earnings per share	$3.15	$3.45
Weighted average shares outstanding	115.1	121.3

Diluted earnings per share:
Earnings per share	$3.00	$3.26
Weighted average shares outstanding	121.7	128.7

A2

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

	Years Ended December 31,
(In millions, except per share amounts)	2013	2012
	(Unaudited)

Sales	$17,435	$16,444
Cost of sales	15,505	14,655
Gross profit	1,930	1,789
Administrative and selling expenses	624	634
Amortization of intangible assets	14	12
Restructuring charges and asset impairments	66	95
Other income — net	(1)	(37)
Operating income	1,227	1,085
Interest expense — net	132	111
Loss on retirement of debt — net	20	6
Equity in earnings of affiliates, net of tax	(46)	(40)
Earnings before income taxes	1,121	1,008
Income tax expense (benefit)	114	(33)
Net earnings	1,007	1,041
Less: Net earnings attributable to noncontrolling interest, net of tax	37	33
Net earnings attributable to TRW	$970	$1,008

Basic earnings per share:
Earnings per share	$8.25	$8.24
Weighted average shares outstanding	117.6	122.4

Diluted earnings per share:
Earnings per share	$7.85	$7.83
Weighted average shares outstanding	124.6	129.7

A3

TRW Automotive Holdings Corp.

Consolidated Balance Sheets

	As of December 31,
(Dollars in millions)	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,729	$1,223
Accounts receivable — net	2,478	2,200
Inventories	1,019	975
Prepaid expenses and other current assets	178	165
Deferred income taxes	224	165
Total current assets	5,628	4,728

Property, plant and equipment — net	2,718	2,385
Goodwill	1,760	1,756
Intangible assets — net	292	293
Pension assets	1,059	823
Deferred income taxes	316	380
Other assets	479	492
Total assets	$12,252	$10,857

Liabilities and Equity
Current liabilities:
Short-term debt	$159	$67
Current portion of long-term debt	482	26
Trade accounts payable	2,597	2,423
Accrued compensation	285	254
Income taxes	27	36
Other current liabilities	1,205	1,075
Total current liabilities	4,755	3,881

Long-term debt	1,473	1,369
Postretirement benefits other than pensions	375	396
Pension benefits	676	898
Deferred income taxes	145	123
Long-term liabilities	432	421
Total liabilities	7,856	7,088

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,715	1,635
Retained earnings	2,858	2,408
Accumulated other comprehensive earnings (losses)	(380)	(466)
Total TRW stockholders’ equity	4,194	3,578
Noncontrolling interest	202	191
Total equity	4,396	3,769
Total liabilities and equity	$12,252	$10,857

A4

TRW Automotive Holdings Corp.

Consolidated Statements of Cash Flows

	Years Ended December 31,
(Dollars in millions)	2013	2012
	(Unaudited)
Operating Activities
Net earnings	$1,007	$1,041
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	430	409
Net pension and other postretirement benefits income and contributions	(244)	(224)
Net gain on sales of assets and divestitures	—	(6)
Amortization of debt issuance costs	6	5
Loss on retirement of debt — net	20	6
Asset impairment charges	9	4
Deferred income taxes	(47)	(204)
Share-based compensation expense	36	21
Exchangeable bond premium amortization	10	7
Other — net	(21)	(32)
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(266)	76
Inventories	(42)	(113)
Trade accounts payable	153	62
Prepaid expense and other assets	3	(47)
Other liabilities	72	(49)
Net cash provided by operating activities	1,126	956

Investing Activities
Capital expenditures, including other intangible assets	(735)	(623)
Net proceeds from asset sales and divestitures	1	15
Net cash used in investing activities	(734)	(608)

Financing Activities
Change in short-term debt	90	—
Proceeds from issuance of long-term debt, net of fees	881	3
Fees paid to refinance credit facility	—	(9)
Redemption of long-term debt	(340)	(86)
Repurchase of capital stock	(520)	(268)
Proceeds from exercise of stock options	30	21
Dividends paid to noncontrolling interest	(31)	(46)
Net cash provided by (used in) financing activities	110	(385)
Effect of exchange rate changes on cash	4	19
Increase (decrease) in cash and cash equivalents	506	(18)
Cash and cash equivalents at beginning of period	1,223	1,241
Cash and cash equivalents at end of period	$1,729	$1,223

A5

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity.  Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2013	2012	2013	2012

GAAP net earnings attributable to TRW	$363	$419	$970	$1,008
Income tax (benefit) expense	(107)	(286)	114	(33)
Interest expense - net	35	29	132	111
Depreciation and amortization	112	102	430	409
EBITDA	403	264	1,646	1,495
Restructuring charges and asset impairments	23	88	66	95
Net pension buyouts and OPEB curtailments	13	52	13	52
Loss on retirement of debt - net	15	—	20	6
Noncontrolling interest impact of certain tax matters (a)	(7)	—	(7)	—
Adjusted EBITDA	$447	$404	$1,738	$1,648

(a)  See Pages A7 and A8

Free Cash Flow

Free cash flow represents net cash provided by operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2013	2012	2013	2012

Cash flow provided by operating activities	$886	$711	$1,126	$956
Capital expenditures	(324)	(298)	(735)	(623)
Free cash flow	$562	$413	$391	$333

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	December 31,			December 31,
	2013			2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$300	$36	(a)	$336
Interest expense — net	35	—		35
Loss on retirement of debt — net	15	(15	)(b)	—
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	261	51		312
Income tax (benefit) expense	(107)	185	(c)	78
Net earnings	368	(134)		234
Less: Net earnings attributable to noncontrolling interest, net of tax	5	7	(d)	12
Net earnings attributable to TRW	$363	$(141)		$222

Basic earnings per share:
Earnings per share	$3.15			$1.93
Weighted average shares outstanding	115.1			115.1

Diluted earnings per share:
Earnings per share	$3.00			$1.84
Weighted average shares outstanding	121.7			121.7

(a)	Represents the elimination of:
(i)

Net pension buyouts and OPEB curtailments loss of $13 million, which is comprised of $18 million of income included within “Cost of sales” and $31 million of expense included within “Administrative and selling expenses,”

(ii) Restructuring charges of $17 million related to severance and other charges, and
(iii) Asset impairment charges of $6 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)	Represents the elimination of:
(i)

Tax benefit of $153 million relating to prior years’ United States foreign tax credits that were recognized as deferred tax assets during the current period; and a tax benefit of $17 million relating to various legislative changes and other tax matters.

(ii)

The income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(d)	Represents the noncontrolling interest impact of certain tax matters included in (c) above.

A7

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Year Ended			Year Ended
	December 31, 2013			December 31, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$1,227	$79	(a)	$1,306
Interest expense — net	132	—		132
Loss on retirement of debt — net	20	(20	)(b)	—
Equity in earnings of affiliates, net of tax	(46)	—		(46)
Earnings before income taxes	1,121	99		1,220
Income tax expense	114	212	(c)	326
Net earnings	1,007	(113)		894
Less: Net earnings attributable to noncontrolling interest, net of tax	37	7	(d)	44
Net earnings attributable to TRW	$970	$(120)		$850

Basic earnings per share:
Earnings per share	$8.25			$7.23
Weighted average shares outstanding	117.6			117.6

Diluted earnings per share:
Earnings per share	$7.85			$6.89
Weighted average shares outstanding	124.6			124.6

(a)	Represents the elimination of:
(i)

Net pension buyouts and OPEB curtailments loss of $13 million, which is comprised of $18 million of income included within “Cost of sales” and $31 million of expense included within “Administrative and selling expenses,”

(ii) Restructuring charges of $57 million related to severance and other charges, and
(iii) Asset impairment charges of $9 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)	Represents the elimination of:
(i)

Tax benefit of $153 million relating to prior years’ United States foreign tax credits that were recognized as deferred tax assets during the current period; a tax benefit of $21 million as a result of the reduction in corporate income tax rates in the United Kingdom; and a tax benefit of $14 million relating to other legislative changes and tax matters.

(ii)

The income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(d)	Represents the noncontrolling interest impact of certain tax matters included in (c) above.

A8

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	December 31, 2012			December 31, 2012
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$155	$140	(a)	$295
Interest expense — net	29	—		29
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	137	140		277
Income tax (benefit) expense	(286)	360	(b)	74
Net earnings	423	(220)		203
Less: Net earnings attributable to noncontrolling interest, net of tax	4	—		4
Net earnings attributable to TRW	$419	$(220)		$199

Basic earnings per share:
Earnings per share	$3.45			$1.64
Weighted average shares outstanding	121.3			121.3

Diluted earnings per share:
Earnings per share	$3.26			$1.55
Weighted average shares outstanding	128.7			128.7

(a)	Represents the elimination of:
	(i)	Pension buyouts and OPEB curtailments of $52 million, included within “Administrative and selling expenses,”
	(ii)	Restructuring charges of $86 million related to severance and other charges, and
	(iii)	Asset impairment charges of $2 million.
(b)	Represents the elimination of:
	(i)	The reversal of the Company’s valuation allowance on net deferred tax assets in Canada, and tax benefits related to various tax planning initiatives and other tax matters, and
(ii)

The income tax impact of the adjustments described in (a) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Year Ended			Year Ended
	December 31, 2012			December 31, 2012
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$1,085	$147	(a)	$1,232
Interest expense — net	111	—		111
Loss on retirement of debt — net	6	(6	)(b)	—
Equity in earnings of affiliates, net of tax	(40)	—		(40)
Earnings before income taxes	1,008	153		1,161
Income tax (benefit) expense	(33)	373	(c)	340
Net earnings	1,041	(220)		821
Less: Net earnings attributable to noncontrolling interest, net of tax	33	—		33
Net earnings attributable to TRW	$1,008	$(220)		$788

Basic earnings per share:
Earnings per share	$8.24			$6.44
Weighted average shares outstanding	122.4			122.4

Diluted earnings per share:
Earnings per share	$7.83			$6.14
Weighted average shares outstanding	129.7			129.7

(a)	Represents the elimination of:
	(i)	Pension buyouts and OPEB curtailments of $52 million, included within “Administrative and selling expenses,”
	(ii)	Restructuring charges of $91 million related to severance and other charges, and
	(iii)	Asset impairment charges of $4 million.
(b)	Represents the elimination of the loss on retirement of debt.
(c)	Represents the elimination of:
	(i)	The reversal of the Company’s valuation allowance on net deferred tax assets in Canada, and tax benefits related to various tax planning initiatives and other tax matters, and
(ii)

The income tax impact of the adjustments described in (a) and (b) above, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10